Exhibit 99.1

I

QUARTER ENDED SEPTEMBER 30, 2014

BEHRINGERHARVARD
OPPORTUNITY REIT I, INC.

Third Quarter Overview

As of December 9, 2014



The Lodge & Spa at Cordillera in Edwards, Colorado

SUMMARY

- Improved estimated per-share valuation to $3.58, up $0.50 per share, or 16%, compared with the previous estimated share valuation
- Began construction of Ablon at Frisco Square multifamily development
- Improved cash position, cash flow from operations and funds from operations provided important flexibility

Estimated Share Valuation Improved 16% Over Previous Year



Northborough Tower in Houston, Texas



Northpoint Central in Houston, Texas



Chase Park Plaza Hotel in St. Louis, Missouri

We are pleased to report that on November 10, the Company's board of directors established an estimated per-share value of $3.58 as of October 31, 2014. This is a $0.50 per share, or 16%, increase compared with the previous estimated share valuation of $3.08. The improvement was primarily due to positive contributions in valuation from Chase Park Plaza Hotel, The Lodge & Spa at Cordillera, the new Frisco Square multifamily development, and our office and mixed-use properties in Texas.

Increases in real estate values contributed approximately $0.54 per share in increased value. Cash balances also improved year-over-year, contributing to a net increase in other assets and liabilities of approximately $0.12 per share. These increases were partially offset by increased mortgage debt of $0.24 per share and a decrease in value of $0.07 per share for our unconsolidated joint venture, a minority investment in the Central Europe portfolio.

More details regarding the estimated per-share valuation can be found in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, which can be accessed through the Securities and Exchange Commission website at sec.gov or through the Behringer website at behringerinvestments.com.

QUARTER ENDED SEPTEMBER 30, 2014

BEHRINGERHARVARD
OPPORTUNITY REIT I, INC.

Ground Broken at Frisco Square Multifamily Development



Frisco Square in Frisco, Texas

In September, the Company broke ground on Ablon at Frisco Square, a new 275-unit multifamily development at our Frisco Square mixed-use property in Frisco, Texas—a suburb of Dallas. This multifamily community is being constructed on land already owned by the Company and is slated for completion in January 2016. We remain upbeat about the future of Frisco Square. Frisco, Texas is among the nation's fastest growing communities. Its economic fundamentals are strong, in part due to a number of corporate relocations, including Toyota USA, and the future construction of the new headquarters and related facilities for the Dallas Cowboys football franchise.

Disposition Activity

The Lodge & Spa at Cordillera in Edwards, Colorado, is under contract for sale. The purchaser is in its due diligence phase. There are no assurances that we will complete the transaction.

Our joint venture partner in our unconsolidated Central Europe portfolio investment is in negotiations to sell two assets in late 2014 or early 2015. We are also marketing the Royal Island property for sale.

PORTFOLIO SUMMARY

As of September 30, 2014

Nine portfolio investments consisting of:

- Central Europe portfolio–21 retail and light industrial properties
- 3 office properties
- 2 hospitality properties
- 1 mixed-use property
- 1 mezzanine loan for a multifamily development
- 1 undeveloped resort project



Chase Park Plaza Hotel in St. Louis, Missouri

Financial Review

As of September 30, 2014, the Company's cash and cash equivalents had increased $8.1 million—or 22%, since year-end 2013—to $44.5 million. In addition, for the first nine months of 2014, our cash flow from operations improved $3.9 million and funds from operations (FFO) improved $2.5 million, both compared with the same period last year. The increase in FFO was primarily due to the improved performance of Chase Park Plaza and improved property operations at Frisco Square. Improvements in liquidity have helped enhance our flexibility in increasing the valuations of our remaining investment portfolio.

Cash Position (in millions)

	Sept. 30, 2014	Sept. 31, 2013
Cash and cash equivalents	$44.5	$36.4

Q3 YTD Operations (in millions)

	Sept. 30, 2014	Sept. 30, 2013
Cash provided by (used in) operating activities	$0.5	$(3.4)
Funds From Operations*	$0.3	$(2.2)

*For a reconciliation of Funds From Operations to Net Income, see chart "Reconciliation of FFO to Net Loss" on page three.

2

QUARTER ENDED SEPTEMBER 30, 2014

BEHRINGERHARVARD
OPPORTUNITY REIT I, INC.

I

Conclusion

We continue to focus on strengthening our balance sheet and preserving and increasing value for our shareholders. Our emphasis is on maximizing liquidity to ensure that the Company has sufficient cash for operating needs, including reinvestment in existing assets as needed; re-tenanting our existing properties; and refinancing and extending the maturities of our debt to position the assets for sale when we can obtain optimal value.

Financial Highlights

(in thousands, except per share data)	*3 mos. ended Sept. 30, 2014*	*3 mos. ended Sept. 30, 2013*	*9 mos. ended Sept. 30, 2014*	*9 mos. ended Sept. 30, 2013*
FFO	$ (32)	$ (437)	$ 329	$ (2,190)
FFO per share	$ –	$ (0.01)	$ 0.01	$ (0.04)
Distributions declared	$ –	$ –	$ –	$ –
Distributions per share	$ –	$ –	$ –	$ –
(in thousands)	*As of Sept. 30, 2014*	*As of Dec. 31, 2013*		
Total assets	$ 328,634	$ 322,120		
Total liabilities	$ 180,866	$ 162,750		

Reconciliation of FFO to Net Loss

(in thousands, except per share amounts)	*3 mos. ended Sept. 30, 2014*	*3 mos. ended Sept. 30, 2013*	*9 mos. ended Sept. 30, 2014*	*9 mos. ended Sept. 30, 2013*
Net loss	$ (3,442)	$ (6,796)	$ (9,943)	$ (16,392)
Adjustments for[1]:				
Impairment charge[2]	-	2,898	-	3,142
Real estate depreciation and amortization[3]	3,600	3,461	10,938	11,155
Gain on sale of real estate[4]	(190)	-	(666)	(95)
FFO[5]	$ (32)	$ (437)	$ 329	$ (2,190)
GAAP weighted average shares: Basic and diluted	56,500	56,500	56,500	56,500
FFO per share	-	$ (0.01)	$ 0.01	$ (0.04)
Net loss per share	$ (0.06)	$ (0.12)	$ (0.18)	$ (0.29)

[1] Reflects the adjustments for continuing operations, as well as discontinued operations.
[2] Includes impairment of our investments in unconsolidated entities which resulted from a decrease in the fair value of the depreciable real estate held by the joint venture or partnership.
[3] Includes our consolidated depreciation and amortization expense, as well as our pro rata share of those unconsolidated investments which we account for under the equity method of accounting and the noncontrolling interest adjustment for the third-party partner's share.
[4] The gain on sale of real estate for the three and nine months ended September 30, 2014 includes our pro rata share, $0.2 million, of the gain from the sale of one of our unconsolidated joint venture properties in August 2014.
[5] FFO should not be considered as an alternative to net loss, or as indications of our liquidity, nor is it either indicative of funds available to fund our cash needs, including our ability to fund distributions. FFO should be reviewed in connection with other GAAP measurements. A reconciliation of FFO and FFO-per-share to net loss can be found in our third quarter Form 10-Q on file with the SEC.

FOURTH QUARTER AND FULL-YEAR UPDATE CALL

TUESDAY
MARCH
24

We hope you will join us for the fourth quarter and full-year call on Tuesday, March 24, 2015 at 1:00 pm Central time.

We will send further details about this call in your next quarterly statement.



Las Colinas Commons in Irving, Texas

3

15601 Dallas Parkway, Suite 600 Addison, TX 75001 866.655.3600 behringerharvard.com FORWARD-LOOKING STATEMENTS This material contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Opportunity REIT I, Inc. that are based on our current expectations, estimates, forecasts, and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this material. Such factors include those described in the Risk Factors sections of Behringer Harvard Opportunity REIT I, Inc.’s filings with the Securities and Exchange Commission. Forward-looking statements in this material speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Published 12/14 © 2014 Behringer Harvard 4 2748-1 OP1 Q3 Report 2014 I